                                                                    EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                               HORIZON PCS, INC.


                                ARTICLE 1: NAME

         The name of the Corporation is: Horizon PCS, Inc. (the "Corporation").

                     ARTICLE 2: REGISTERED AGENT AND OFFICE

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3: PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                           ARTICLE 4: CAPITALIZATION

A.       AUTHORIZED SHARES

         The aggregate number of shares of all classes which the corporation has authority to issue is 210,000,000, of which 125,000,000 shares shall be designated as Class A Common Stock, $.0001 par value (hereinafter referred to as "Class A Common Stock"), 75,000,000 shares shall be designated as Class B Common Stock, $.0001 par value (hereinafter referred to as "Class B Common Stock") and 10,000,000 shares, $.0001 par value, shall be designated as "Preferred Stock" (hereinafter referred to as "Preferred Stock"). The Class A Common Stock and Class B Common Stock are referred to hereinafter, collectively, as the "Common Stock".

         The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

B.       COMMON STOCK

                  a.       Powers and Rights of Holders of Common Stock

                           1.       Except as stated in paragraphs 3, 4, and
5 of this Subpart B of Article 4, the Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges.

                           2.       Except as may be otherwise required by law,
the holders of Class A Common Stock, Class B Common Stock and, if and to the extent authorized in accordance with the provisions of Article 4C hereof, Preferred Stock issued and outstanding shall have and possess the exclusive voting rights and powers, whether at a meeting of stockholders or in connection with any action taken by written consent.

                           3.       Each holder of Class A Common Stock issued
and outstanding shall be entitled to one (1) vote for each share of Class A Common Stock registered in such holder's name on the books of the Corporation, including the election of directors, and each holder of Class B Common Stock issued and outstanding shall be entitled to ten (10) votes for each share of Class B Common Stock registered in such holder's name on the books of the Corporation, including the election of directors. Except as may be otherwise required by law, the holders of the Class A Common Stock and Class B Common Stock shall vote together as a single class.

                           4.       Subject to the following sentence, direct
transfer of issued and outstanding shares of Class B Common Stock shall result in the automatic conversion of the shares of Class B Common Stock being transferred to or held by such holder into a like number of shares of Class A Common Stock. For purposes of this paragraph 4, the following transfers of issued and outstanding shares of Class B Common Stock shall not result in such automatic conversion: (i) the transfer of shares of Class B Common Stock to a registered holder of Class B Common Stock; (ii) the pro-rata distribution by Horizon Telcom, Inc. to its shareholders of shares of the Class B Common Stock, in a transaction that qualifies as a "spin-off" under Section 355 of the Internal Revenue Code of 1986, as amended; (iii) a bona fide gift of shares of Class B Common Stock to a spouse or lineal descendent or to a trust for the benefit of a spouse and/or one or more lineal descendents; or (iv) a transfer upon the death of a holder of shares of Class B Common Stock pursuant to a last will and testament or pursuant to the laws of intestate succession. No purported transfer of shares of Class B Common Stock shall be effective unless and until the transferor has surrendered to the Corporation, at its office or agency maintained for that purpose, the certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder's intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and, if applicable, converted and the name or names and address or addresses in which the certificate or certificates for shares of Class A Common Stock or shares of Class B Common Stock, as the case may be, issuable upon such transfer and conversion shall be issued and, if required, funds for the payment of any applicable transfer taxes. The Corporation, as soon as practicable thereafter, will deliver at said office to the transferee of the transferred and, if applicable, converted shares of Class B Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A Common Stock or shares of Class B Common Stock, as the case may be, issuable upon such transfer and, if applicable, conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the certificates surrendered, a certificate or certificates for the number of full shares of Class B Common Stock not being transferred. Shares of Class B Common Stock shall be deemed to have been converted as of the date of the surrender of the shares for transfer and conversion as hereinbefore provided and the person or persons in whose name Class A Common Stock is issuable upon such transfer and conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

The Corporation shall at all times reserve for issuance a number of shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) which shall be sufficient for issuance upon transfer and conversion of all of the then outstanding Class B Common Stock pursuant to this Article 4 or otherwise.

                           5.       Each holder of Class B Common Stock issued
and outstanding shall be entitled, at such holder's option, to convert shares of Class B Common Stock registered on the books of the Corporation in such holder's name into a like number of shares of Class A Common Stock. The Corporation, as soon as practicable after receipt of (i) written notice of conversion from a holder and (ii) the certificate or certificate(s) representing the Class B Common Stock to be converted, which certificate or certificate(s) shall be duly endorsed, will deliver to such holder a certificate or certificates for the Class A Common Stock. Pending delivery of certificates for shares of Class A Common Stock after receipt of such notice and such certificate or certificate(s), certificate(s) for shares of Class B Common Stock so converted shall be deemed to be certificates for an equal number of shares of Class A Common Stock as of the date of the surrender of the shares for transfer and conversion as hereinbefore provided and the holder shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

The Corporation shall at all times reserve for issuance a number of shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) which shall be sufficient for issuance upon transfer and conversion of all of the then outstanding Class B Common Stock pursuant to this Article 4 or otherwise.

                           6.       Subject to any prior rights of any
Preferred Stock issued by the Corporation, dividends may be paid to the holders of the Class A Common Stock and Class B Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock and Class B Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends. If shares of Class B Common Stock are paid as dividends on Class B Common Stock and shares of Class A Common Stock are paid as dividends on Class A Common Stock, in an equal amount per share of Class B Common Stock and Class A Common Stock in proportionate amounts, such payment will be deemed to be a like dividend or other distribution.

                           7.       Upon liquidation, dissolution or winding up
of the Corporation, whether voluntary or involuntary, after all amounts due and owing to the holders of any Preferred Stock of the Corporation have been paid or the payment has been fully provided for, the net assets of the Corporation shall be distributed to the holders of the Class A Common Stock and Class B Common Stock, on a pro rata basis, based on the number of shares held by each such holder, without regard to class.

                           8.       If the Corporation shall in any manner
split, subdivide, combine or reclassify any outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided, combined or reclassified.

                  C.       Preferred Stock

         The Board of Directors is hereby authorized as it may determine to issue shares of Preferred Stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of such shares of Preferred Stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any of such series and the designation thereof, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased by the Board of Directors, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                         ARTICLE 5: BOARD OF DIRECTORS

         The initial Board of Directors of the Corporation shall be such number as is determined in accordance with the Bylaws of the Corporation. The directors of the Corporation shall be divided into three classes, designated as Class I, Class II and Class III. In the event that the number of directors shall not be evenly divisible by three, the Board of Directors shall determine in which class or classes the remaining director or directors, as the case may be, shall be included. No Class shall have more than one director more than any other Class unless such disparity results from the death or resignation of a director or the removal of a director by the stockholders, in which event the remaining directors shall promptly fill such vacancy so that no Class has more than one director more than any other Class. The term of office of each director shall be three years; provided, however, that, the initial term of office of filing of the directors in Class I shall expire at the first annual meeting of the stockholders after the date of filing of this Certificate of Incorporation, the initial term of office of the directors in Class II shall expire at the second annual meeting after the date of filing of this Certificate of Incorporation, and the initial term of office of the directors in Class III shall expire at the third annual meeting after the date of filing of this Certificate of Incorporation. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed those whose terms expire.

         Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), any removal of a director shall be only for cause and shall be effected only by the affirmative vote of the holders of two-thirds or more of the outstanding voting power of the capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

                  ARTICLE 6: LIMITATION OF DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i)for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this
Article 6 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                           ARTICLE 7: INDEMNIFICATION

          The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation may purchase and maintain insurance, at its expense, to protect itself and any and all directors, officers, employee or agent of the Corporation or subsidiary or affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any director or officer of the Corporation to the fullest extent permitted by the Delaware General Corporation Law and to employees and agents to the same extent as any director or officer.

              ARTICLE 8: AMENDMENT OF CERTIFICATE OF INCORPORATION
                                   AND BYLAWS

         Notwithstanding any provision of this Certificate of Incorporation or the Bylaws of the Corporation, no provision of Articles 5, 6, 7, 8 and 9 of this Certificate of Incorporation shall be amended, modified or repealed, nor shall any provision of this Certificate of Incorporation inconsistent with any such provision be adopted, by the stockholders of the Corporation unless approved by the unanimous written consent of the stockholders or by the affirmative vote of at least two-thirds of the outstanding voting power of the capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

         The Board of Directors shall have the power acting by simple majority to adopt, amend or repeal any provision of the Bylaws of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage which may be specified by law), no provision of the Bylaws of the Corporation shall be amended, modified or repealed by the stockholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the unanimous written consent of the stockholders or by the affirmative vote of at least two-thirds of the outstanding voting power of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

                ARTICLE 9: LIMITATION ON ACTION BY STOCKHOLDERS

         Following the effective date of an initial public offering of Common Stock of the Corporation registered with the Securities and Exchange Commission, no action may be taken by the stockholders except at an annual or special meeting of the stockholders.

                            ARTICLE 10. INCORPORATOR

                  The name and mailing address of the incorporator are as follows:

                          Willam A. McKell
                          c/o Horizon Personal Communications, Inc.
                          68 E. Main Street
                          Chillicothe, OH  45601


                         [signature on following page]

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this _____ day of April, 2000.



                                            -----------------------------------
                                            William A. McKell, Incorporator